UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2020

STAGE STORES, INC.
(Exact name of registrant as specified in its charter)

Nevada		1-14035		91-1826900
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

2425 West Loop South
	Houston,	Texas	77027
(Address of principal executive offices, including zip code)

	(800)	579-2302
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SSI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.03. Bankruptcy or Receivership.
On May 10, 2020, Stage Stores, Inc. (the “Company”) and Specialty Retailers, Inc. (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Debtors’ Bankruptcy Petitions are jointly administered under the caption In re: Stage Stores, Inc., et al. The Company will simultaneously initiate an orderly wind-down of operations and solicit bids for a going concern sale of the business or any of its assets. The Company will terminate the wind-down of operations at locations with respect to which a viable going-concern bid is received. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To maintain and continue uninterrupted ordinary course operations during the Bankruptcy Petition proceedings, the Debtors have filed a variety of “first day” motions seeking approval from the Bankruptcy Court for various forms of customary relief. These motions are designed primarily to minimize the effect of bankruptcy on the Company’s operations, customers and employees. Bankruptcy Court filings and other information related to the Bankruptcy Petitions is available at a website administered by the Company’s claims agent, KCC, at: http://www.kccllc.net/StageStores.

On May 11, 2020, the Bankruptcy Court approved all requested “first day” relief, including entering an Agreed Interim Order (I) Authorizing Use of Cash Collateral and Affording Adequate Protection, (II) Modifying the Automatic Stay, (III) Scheduling a Final Hearing, and (IV) Granting Related Relief [Docket No. 78] (the “Order”). The Order sets forth the procedures (including notice requirements) that certain holders (collectively, the “Stockholders”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and potential Stockholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Common Stock and certain obligations with respect to notifying the Company with respect to current stock ownership (collectively, the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Bankruptcy Court. Pursuant to the Order, this Form 8-K provides notice to all holders of Common Stock of the effectiveness of these Procedures.

Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Company to appropriately reflect that such transfer of the Company’s Common Stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s Common Stock will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

The foregoing description of the Order is qualified in its entirety by reference to the Agreed Interim Order (I) Authorizing Use of Cash Collateral and Affording Adequate Protection, (II) Modifying the Automatic Stay, (III) Scheduling a Final Hearing, and (IV) Granting Related Relief [Docket No. 78] filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The filing of the Bankruptcy Petitions described above in Item 1.03 constitutes an event of default that automatically accelerates the Debtors’ obligations under the Second Amended and Restated Credit Agreement dated October 16, 2014 (as amended on December 16, 2016, April 21, 2017, August 3, 2018, January 11, 2019 and April 10, 2020) (the “Credit Facility”), among Specialty Retailers, Inc., as borrower, Stage Stores, Inc., as guarantor, each lender from time to time party hereto and Wells Fargo Bank, National Association, as administrative agent, collateral agent and term loan agent.
The Credit Facility provides that, as a result of the Bankruptcy Petitions, the principal and interest due thereunder shall be immediately due and payable. However, any efforts to enforce such payment obligations under either of the Credit Facilities are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of each of the Credit Facilities are subject to the applicable provisions of the Bankruptcy Code. The prepetition lenders are allowing for consensual use of cash collateral in the Chapter 11 case pursuant to an agreed upon budget (subject to permitted variances).
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
On May 11, 2020, the Company (NYSE: SSI) was notified by the New York Stock Exchange (“NYSE”) that the staff of NYSE Regulation, Inc. (“NYSE Regulation”) has determined to commence proceedings to delist the common shares of the Company from the NYSE. Trading of the Company’s common shares was suspended immediately.
NYSE Regulation has determined that the Company is no longer suitable for listing pursuant to the NYSE Listed Company Manual (“LCM”) Section 802.01D because of the Company’s May 10, 2020 announcement that it and Specialty Retailers, Inc. have each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. In addition, the Company had previously fallen below the NYSE’s continued listing standard in Section 802.01C of the LCM which requires the Company to maintain an average closing price per share of not less than $1.00 over a consecutive 30 trading-day period.
The Company has a right to a review of this determination by a Committee of the Board of Directors of NYSE Regulation. The NYSE will apply to the Securities and Exchange Commission to delist the common shares upon completion of all applicable procedures.
Item 3.03. Material Modification of Rights of Security Holders.
The information set forth above in Item 1.03 of this Form 8-K regarding the Agreed Interim Order (I) Authorizing Use of Cash Collateral and Affording Adequate Protection, (II) Modifying the Automatic Stay, (III) Scheduling a Final Hearing, and (IV) Granting Related Relief [Docket No. 78] is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Appointment of Principal Officers.
On May 8, 2020, Jason T. Curtis submitted his resignation from his positions as Chief Financial Officer, Executive Vice President and Treasurer of the Company and Director of Specialty Retailers, Inc., effective May 22, 2020, to pursue a career with another retailer. Mr. Curtis’ resignation did not involve any disagreement with the Company with regard to its operations, policies or practices. The Company’s President and Chief Executive Officer, Michael Glazer, will oversee the finance function. To support him, the Company will retain Rick Stasyszen, who previously served as its controller until 2019.

On May 10, 2020 and effective upon the filing of the Bankruptcy Petitions, the board of directors of the Company (the “Board”) appointed Elaine Crowley to serve as the Chief Restructuring Officer (“CRO”) of the Company. Ms. Crowley has served as a member of the Company’s Board of Directors since 2014, and also serves as chair of the Company’s audit committee and as a member of its Compensation Committee. Ms. Crowley’s compensation as CRO will be $100,000 per month. She will no longer receive any fees for acting as a director of the Company.

Item 7.01. Regulation FD Disclosure.
In connection with the Bankruptcy Petitions, the Company issued a press release on May 10, 2020, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 pursuant to this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.
The Company cautions that trading in its securities during the pendency of the Bankruptcy Petitions is highly speculative and poses substantial risks. Trading prices for the Company’s securities may not bear any substantive relationship to the probable outcome for equity security holders at the conclusion of the proceeding in Bankruptcy Court described above. No assurance can be given that, as of the result of the Bankruptcy Petitions, the Company’s equity securities, including common stock and options, will not be cancelled and extinguished without any monetary recovery to the holders thereof.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements about future operating results or events and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The Company cautions that such forward-looking statements contained in this Form 8-K or made from time to time by management of the Company, including those regarding the Bankruptcy Petitions and resulting proceeding in Bankruptcy Court and delisting from NYSE, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could cause actual results or outcomes to differ materially from those expressed or implied in any such forward-looking statements: the Company’s ability to consummate a plan of reorganization; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risk associated with third party motions in the bankruptcy case; risk associated with managing any potential third party offer for the some or all of the Company; increased costs to execute the reorganization; the severity, magnitude and impact of the COVID-19 pandemic, including effects of the pandemic and the effects of the U.S. government’s and other businesses’ response to the pandemic, on the Company’s operations and personnel, and on commercial activity and demand for the Company’s products, economic conditions (including the impact of COVID-19); the strength or weakness of the retail industry in general and of apparel purchases in particular; the Company’s ability to successfully manage its business initiatives; the Company’s ability to successfully manage its real estate relationships; other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission, or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and readers are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Form 8-K. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued May 10, 2020.
99.2
Agreed Interim Order (I) Authorizing Use of Cash Collateral and Affording Adequate Protection, (II) Modifying the Automatic Stay, (III) Scheduling a Final Hearing, and (IV) Granting Related Relief [Docket No. 78]

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: May 12, 2020	/s/ Jason T. Curtis
Jason T. Curtis
Executive Vice President,
Chief Financial Officer and Treasurer